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                                                                    EXHIBIT 12.1


                           DORAL FINANCIAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                     THREE MONTHS
                                                         ENDED
                                                       MARCH 31,                    YEAR ENDED DECEMBER 31,
                                                     -------------   ----------------------------------------------------
                                                          2004         2003       2002       2001       2000       1999
                                                     -------------   --------   --------   --------   --------   --------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations          $126,314     $393,365   $260,976   $158,260   $ 96,152   $ 76,613
  Plus:
     Fixed Charges (excluding capitalized interest)       67,612      273,366    265,657    274,052    285,275    163,269
                                                        --------     --------   --------   --------   --------   --------

TOTAL EARNINGS                                          $193,926     $666,731   $526,633   $432,312   $381,427   $239,882
                                                        ========     ========   ========   ========   ========   ========

FIXED CHARGES:
   Interest expensed and capitalized                    $ 66,649     $269,559   $261,827   $274,851   $283,849   $160,712
   Amortized premiums, discounts, and capitalized
    expenses related to indebtedness                         397        1,531      1,351      1,717      1,921      2,286
   An estimate of the interest component within
     rental expense                                          566        2,276      2,479      2,384      2,034      1,474
                                                        --------     --------   --------   --------   --------   --------

TOTAL FIXED CHARGES                                     $ 67,612     $273,366   $265,657   $278,952   $287,804   $164,472
                                                        ========     ========   ========   ========   ========   ========

RATIO OF EARNINGS TO FIXED CHARGES                          2.87         2.44       1.98       1.55       1.33       1.46
                                                        ========     ========   ========   ========   ========   ========


EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
   Pre-tax income from continuing operations            $126,314     $393,365   $260,976   $158,260   $ 96,152   $ 76,613
  Plus:
   Fixed Charges (excluding capitalized interest)         48,630      198,306    192,888    203,653    223,273    127,485
                                                        --------     --------   --------   --------   --------   --------

TOTAL EARNINGS                                          $174,944     $591,671   $453,864   $361,913   $319,425   $204,098
                                                        ========     ========   ========   ========   ========   ========

FIXED CHARGES:
   Interest expensed and capitalized                    $ 47,667     $194,499   $189,058   $204,452   $221,847   $124,928
   Amortized premiums, discounts, and capitalized
      expenses related to indebtedness                       397        1,531      1,351      1,717      1,921      2,286
   An estimate of the interest component within
    rental expense                                           566        2,276      2,479      2,384      2,034      1,474
                                                        --------     --------   --------   --------   --------   --------

TOTAL FIXED CHARGES                                     $ 48,630     $198,306   $192,888   $208,553   $225,802   $128,688
                                                        ========     ========   ========   ========   ========   ========

RATIO OF EARNINGS TO FIXED CHARGES                          3.60         2.98       2.35       1.74       1.41       1.59
                                                        ========     ========   ========   ========   ========   ========
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